                                     BY-LAWS



                                       OF



                   EATON VANCE RISK-MANAGED EQUITY INCOME FUND



                                    ARTICLE I



                                  The Trustees



SECTION 1. NUMBER OF TRUSTEES. The number of Trustees  shall  be  fixed  by  the

Trustees, provided, however, that such number shall at no time be less than  two or exceed fifteen.



                                   ARTICLE II



                           Officers and Their Election



SECTION 1. OFFICERS.  The  officers  of  the  Trust  shall  be  a  President,  a

Treasurer, a Secretary, and such other officers or agents as  the  Trustees  may from time to time elect. It shall not be necessary  for  any  Trustee  or  other officer to be a holder of shares in the Trust.



SECTION 2. ELECTION OF OFFICERS. The Treasurer and  Secretary  shall  be  chosen annually by the Trustees. The President shall be chosen  annually  by  and  from the Trustees. Except for the offices of the  President  and  Secretary,  two  or more offices may be held by a single person.  The  officers  shall  hold  office until their successors are chosen and qualified.



SECTION 3. RESIGNATIONS AND REMOVALS. Any officer of the  Trust  may  resign  by filing a written resignation with the President or with  the  Trustees  or  with the Secretary, which shall take effect on being so filed or at such time as  may otherwise be specified therein. The  Trustees  may  at  any  meeting  remove  an officer.



                                   ARTICLE III



                   Powers and Duties of Trustees and Officers



SECTION 1. TRUSTEES. The business and affairs of the Trust shall be  managed  by the Trustees, and they shall have all powers necessary and  desirable  to  carry out that responsibility, so far as such powers are  not  inconsistent  with  the laws of the Commonwealth of Massachusetts, the Declaration of  Trust,  or  these

By-Laws.



SECTION 2. EXECUTIVE AND OTHER COMMITTEES. The Trustees  may  elect  from  their own number an executive committee to consist of not less  than  three  nor  more than five members, which shall have the power and duty to  conduct  the  current and ordinary business of the Trust while the Trustees are not  in  session,  and such other powers and duties as the Trustees may from time to time  delegate  to such committee. The  Trustees  may  also  elect  from  their  own  number  other committees from time to time, the  number  composing  such  committees  and  the powers conferred upon the  same  to  be  determined  by  the  Trustees.  Without limiting the generality of the foregoing, the Trustees may appoint  a  committee consisting of less than the whole number  of  Trustees  then  in  office,  which committee may be empowered to act for and bind the Trustees and  the  Trust,  as if the acts of such committee were the acts of all the



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Trustees  then  in  office,  with  respect  to  the  institution,   prosecution,

dismissal,  settlement,  review,  investigation  or  other  disposition  of  any dispute, claim, action, suit or proceeding which shall be pending or  threatened to be brought before any court,  administrative  agency  or  other  adjudicatory body.



SECTION 3. CHAIRMAN OF THE TRUSTEES.  The  Trustees  shall  appoint  from  among their number a Chairman. The Chairman shall  preside  at  the  meetings  of  the

Trustees and may call meetings of the Trustees  and  of  any  committee  thereof whenever he deems it necessary or desirable to do so. The Chairman  may  in  his discretion preside at any meeting of the shareholders,  and  may  delegate  such authority to another Trustee  or  officer  of  the  Trust.  The  Chairman  shall exercise and perform such additional powers and duties as from time to time  may be assigned to him by the Trustees, and shall have the resources  and  authority appropriate to discharge the responsibilities of the office.



SECTION 4. PRESIDENT. Subject to such supervisory powers,  if  any,  as  may  be given by the Trustees to the Chairman of the Trustees, the  President  shall  be the chief executive officer of the Trust and  subject  to  the  control  of  the

Trustees, he shall have  general  supervision,  direction  and  control  of  the business of the Trust and of its  employees  and  shall  exercise  such  general powers of management as are usually vested in  the  office  of  President  of  a corporation. In the event that the Chairman does not preside  at  a  meeting  of shareholders or delegate such power and authority to another Trustee or  officer of the Fund, the President or his designee shall preside  at  such  meeting.  He shall have the power to employ attorneys  and  counsel  for  the  Trust  and  to employ such subordinate officers, agents, clerks and employees as  he  may  find necessary to transact the business of the Trust. He shall also  have  the  power to grant, issue, execute or sign such powers of  attorney,  proxies,  contracts,

agreements or other documents  as  may  be  deemed  advisable  or  necessary  in furtherance of the interests of the Trust. The President shall have  such  other powers and duties as, from time to time, may be conferred upon  or  assigned  to him by the Trustees.



SECTION 4. TREASURER.  The  Treasurer  shall  be  the  principal  financial  and accounting officer of the Trust. He shall deliver all funds  and  securities  of the Trust which may come into his hands to such bank or  trust  company  as  the

Trustees shall employ as  custodian  in  accordance  with  Article  III  of  the

Declaration of Trust. He shall make annual reports in writing  of  the  business conditions of the Trust, which reports shall be preserved upon its records,  and he shall furnish such other reports regarding the business and condition as  the

Trustees may from time to time require. The Treasurer shall perform such  duties additional to foregoing as the Trustees may from time to time designate.



SECTION 5. SECRETARY. The Secretary shall record in books kept for  the  purpose all votes and  proceedings  of  the  Trustees  and  the  shareholders  at  their respective meetings. He shall have custody of the seal, if  any,  of  the  Trust and shall perform such duties additional to the foregoing as  the  Trustees  may from time to time designate.



SECTION 6. OTHER OFFICERS. Other officers elected by the Trustees shall  perform such duties  as  the  Trustees  may  from  time  to  time  designate,  including executing or signing such powers of attorney, proxies, contracts, agreements  or other documents as may be deemed advisable or necessary in  furtherance  of  the interests of the Trust.



SECTION 7. COMPENSATION. The Trustees and officers  of  the  Trust  may  receive such reasonable compensation from the Trust for the performance of their  duties as the Trustees may from time to time determine.

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                                   ARTICLE IV



                            Meetings of Shareholders



SECTION 1. MEETINGS. Meetings of shareholders, at which the  shareholders  shall elect Trustees and transact such other business as may properly come before  the meeting, shall be held annually so  long  as  required  by  the  American  Stock

Exchange, New York Stock Exchange or such other exchange or  trading  system  on which shares are principally traded. Meetings of the shareholders (or any  class or series) may be called at any time by the President, and shall  be  called  by the President or the Secretary at the request, in writing or by  resolution,  of a majority of the Trustees, or at the written request of the holder  or  holders of twenty-five percent (25%) or more of the total number of the then issued  and outstanding shares of the Trust entitled to  vote  at  such  meeting.  Any  such request shall state the purposes of the proposed meeting.



SECTION 2. PLACE OF MEETINGS. Meetings of the shareholders shall be held at  the principal place of business of the Trust  in  Boston,  Massachusetts,  unless  a different place within the United States  is  designated  by  the  Trustees  and stated as specified in the respective notices or waivers of notice with  respect thereto.



SECTION 3. NOTICE OF MEETINGS. Notice  of  all  meetings  of  the  shareholders,

stating the time, place and the purposes for  which  the  meetings  are  called,

shall be given by the Secretary to each shareholder entitled  to  vote  thereat,

and to each shareholder who under the By-Laws is entitled  to  such  notice,  by delivering (by electronic, telephonic, computerized or other  alternative  means as may be approved by resolutions adopted by the trustees,  which  authorization is received not more  than  six  months  before  delivery  of  such  notice)  or mailing, postage paid, addressed to such address as it appears  upon  the  books of the Trust, at least ten days no more than ninety days before the  time  fixed for the meeting, and the person given such notice shall make an  affidavit  with respect thereto. If any shareholder shall have failed to  inform  the  Trust  of his address, no notice need be sent to him. No  notice  need  be  given  to  any shareholder if a written waiver of notice, executed before or after the  meeting by the shareholder or his attorney  thereunto  authorized,  is  filed  with  the records of the meeting.



SECTION 4. QUORUM. Except as otherwise provided by law, to constitute  a  quorum for the transaction of any business at any meeting of shareholders,  there  must be present, in person or by proxy, holders of a majority of the total number  of shares of the then issued and outstanding shares of the Trust entitled  to  vote at such meeting; provided that if a class (or series) of shares is  entitled  to vote as a separate class (or series) on any matter, then in  the  case  of  that matter a quorum shall consist of the holders of a majority of the  total  number of shares of the then issued and outstanding shares of that  class  (or  series)

entitled to vote at the meeting. Shares owned  directly  or  indirectly  by  the

Trust, if any, shall not be deemed outstanding for this purpose.



If a quorum, as above defined, shall not be present for the purpose of any  vote that may properly come before any meeting of shareholders at the time and  place of any meeting, the shareholders present in person or by proxy and  entitled  to vote at such meeting on such matter holding a majority  of  the  shares  present and entitled to vote on such matter may by vote adjourn the  meeting  from  time to  time  to  be  held  at  the  same  place  without  further  notice  than  by announcement to be given at the  meeting  until  a  quorum,  as  above  defined,

entitled to vote on such matter, shall be present,  whereupon  any  such  matter may be voted upon at the meeting as though held when originally convened.

SECTION 5. VOTING. At each meeting of the shareholders every shareholder of  the

Trust shall be entitled to one vote in person or by proxy for each of  the  then issued and outstanding shares of the Trust then having voting power  in  respect of the matter upon which the vote is to be taken, standing in his  name  on  the books of the Trust at the time of the closing of  the  transfer  books  for  the meeting, or, if the books be not closed for any  meeting,  on  the  record  date fixed as provided in Section 4 of Article VI of  these  ByLaws  for  determining the shareholders entitled to vote at such  meeting,  or  if  the  books  be  not closed and no record date be fixed, at the  time  of  the  meeting.  The  record holder  of  a  fraction  of  a  share  shall  be  entitled  in  like  manner  to corresponding fraction of a vote. Notwithstanding the  foregoing,  the  Trustees may, in connection with the establishment of any class (or series) of shares  or in proxy materials for any meeting of  shareholders  or  in  other  solicitation materials or by vote or other action duly taken by  them,  establish  conditions under which the several classes (or series) shall have  separate  voting  rights or no voting rights.



All elections of Trustees shall be conducted  in  any  manner  approved  at  the meeting of the shareholders at which said election is  held,  and  shall  be  by ballot if so requested by any shareholder entitled to vote thereon. The  persons receiving the greatest number of votes shall be  deemed  and  declared  elected.

Except as otherwise required by law or by the Declaration of Trust or  by  these

By-Laws, all matters shall be decided by  a  majority  of  the  votes  cast,  as hereinabove provided, by persons entitled to vote thereon.



SECTION 6. PROXIES. Any shareholder entitled to vote  upon  any  matter  at  any meeting of the shareholders may so vote by proxy, provided that  such  proxy  to act is authorized to act by (i) a written instrument, dated not  more  than  six months before the meeting and executed either by the shareholder or  by  his  or her duly authorized attorney in fact (who may be so authorized by a  writing  or by  any  non-written  means  permitted  by  the  laws  of  The  Commonwealth  of

Massachusetts) or  (ii)  such  electronic,  telephonic,  computerized  or  other alternative means as may be approved by a resolution adopted  by  the  Trustees,

which authorization is received not more than  six  months  before  the  initial session of the meeting. Proxies shall be  delivered  to  the  Secretary  of  the

Trust or other person responsible for recording  the  proceedings  before  being voted. A proxy with respect to shares held in the name of two  or  more  persons shall be valid if executed by one of them unless at  or  prior  to  exercise  of such proxy the Trust receives a specific written notice  to  the  contrary  from any one of them. Unless otherwise specifically limited by their  terms,  proxies shall entitle the holder thereof to vote at any  adjournment  of  a  meeting.  A proxy purporting to be exercised by or on  behalf  of  a  shareholder  shall  be deemed valid unless challenged at or prior to its exercise  and  the  burden  of proving invalidity shall  rest  on  the  challenger.  At  all  meetings  of  the shareholders, unless the  voting  is  conducted  by  inspectors,  all  questions relating to the qualifications of voters,  the  validity  of  proxies,  and  the acceptance or rejection of votes  shall  be  decided  by  the  chairman  of  the meeting.



SECTION 7. CONSENTS. Any action which may be taken by shareholders may be  taken without a meeting if a majority of shareholders entitled to vote on  the  matter

(or such larger proportion thereof as shall be required by law, the  Declaration or these By-Laws for approval of such matter) consent to the action  in  writing and the written  consents  are  filed  with  the  records  of  the  meetings  of shareholders. Such consents shall be treated for all purposes as  a  vote  taken at a meeting of shareholders.

SECTION 8. NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS



(A) ANNUAL MEETINGS OF SHAREHOLDERS. (1) Nominations of persons for election  of the Board of Trustees and the proposal of  business  to  be  considered  by  the shareholders may be made at an annual meeting of shareholders  (a)  pursuant  to the notice of meeting described in Section 3 of this Article of  these  By-Laws;

(b) by or at the direction of the Board of Trustees; or (c) by  any  shareholder of the Trust who was a shareholder of record at the time  of  giving  of  notice provided for in Section 3 of this Article of these By-Laws, who is  entitled  to vote at the meeting and who complied with the notice  provisions  set  forth  in this Section 8.



(2) For nominations or other business properly to be brought  before  an  annual meeting by a shareholder pursuant to clause (c)  of  paragraph  (A)(1)  of  this

Section 8, the shareholder must have given timely notice thereof in  writing  to the Secretary of the Trust and such other business must be a proper  matter  for shareholder action. To be timely, a shareholder's notice shall be  delivered  to the Secretary at the principal executive offices of the  Trust  not  later  than the close of business on the  ninetieth  day  nor  earlier  than  the  close  of business on the one hundred-twentieth day prior to the first anniversary of  the preceding year's annual meeting; provided, however, that in the event  that  the date of the annual meeting is more than thirty days before or  more  than  sixty days after such anniversary date, notice by the shareholder to  be  timely  must be so delivered not earlier than the close of  business  on  the  later  of  the ninetieth day prior to such annual meeting or the tenth day  following  the  day on which public announcement of the date of such meeting is first  made.  In  no event, shall the public announcement of an  adjournment  of  an  annual  meeting commence a new  time  period  for  the  giving  of  a  shareholder's  notice  as described above. Such shareholder's notice  shall  set  forth  (a)  as  to  each person whom the shareholder proposes to nominate for election or  reelection  as a Trustee all information relating  to  such  person  that  is  required  to  be disclosed in solicitations of proxies for election of trustees/directors  in  an election contest, or is otherwise required, in each case pursuant to  Regulation

14A under the Securities Exchange Act of 1934, as amended (the  "Exchange  Act")

and Rule 14a-11 thereunder (including such person's  written  consent  to  being named in the proxy statement as a  nominee  and  to  serving  as  a  Trustee  if elected); (b) as to any other business that the shareholder  proposes  to  bring before the meeting, a brief description of the business desired  to  be  brought before the meeting, the reasons for conducting such business at the meeting  and any material interest in such business of such shareholder  and  the  beneficial owner, if any, on whose  behalf  the  proposal  is  made;  and  (c)  as  to  the shareholder giving the notice and the beneficial owner, if any, on whose  behalf

the  nomination  or  proposal  is  made  (i)  the  name  and  address  of   such

shareholder, as they appear on the Trust's books, and of such  beneficial  owner and (ii) the class/series and number of shares of  the  Trust  which  are  owned beneficially and of record by such shareholder and such beneficial owner.



(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of  this

Section 8 to the contrary, in the event  that  the  number  of  Trustees  to  be elected  to  the  Board  of  Trustees  is  increased  and  there  is  no  public announcement naming all of the nominees for Trustee or specifying  the  size  of the increased Board of Trustees made by the Trust  at  least  one  hundred  days prior to the first  anniversary  of  the  preceding  year's  annual  meeting,  a shareholder's notice required  by  this  Section  8  shall  also  be  considered timely, but only with respect to nominees for any new positions created by  such increase, if it shall be delivered to the Secretary at the  principal  executive offices of the Trust not later than the close  of  business  on  the  tenth  day following the day on which such public announcement is first made by the Trust.

(B) SPECIAL MEETINGS OF SHAREHOLDERS. Only such business shall be  conducted  by a special meeting of shareholders as shall have been brought before the  meeting pursuant to the Trust's notice of meeting. Nominations of persons  for  election to the Board of Trustees may be made at a special  meeting  of  shareholders  at which Trustees are to be elected pursuant to the Trust's notice of  meeting  (1)

by or at the direction of the Board of Trustees or (2)  by  any  shareholder  of the Trust who is a shareholder of  record  at  the  time  of  giving  of  notice provided for in this Section 8, who shall be entitled to  vote  at  the  meeting and who complies with the notice procedures set forth in this Section 8. In  the event the Trust calls a special meeting  of  shareholders  for  the  purpose  of electing one or more Trustees to the Board of  Trustees,  any  such  shareholder may nominate a person or persons (as the case may  be),  for  election  to  such position(s) as specified in the Trust's notice of meeting, if the  shareholder's notice required by paragraph (A)(2) of this Section 8 shall be delivered to  the

Secretary at the principal executive offices of the Trust not earlier  than  the close of business on  the  one  hundred-twentieth  day  prior  to  such  special meeting and not later than the close of business on the later of  the  ninetieth day prior to such special meeting or the tenth day following the  day  on  which public announcement is first made of the date of the special meeting and of  the nominees proposed by the Board of Trustees to be elected at such meeting. In  no event, shall the  public  announcement  or  adjournment  of  a  special  meeting commence a new  time  period  for  the  giving  of  a  shareholder's  notice  as described above.



(C) GENERAL. (1) Only such persons who are  nominated  in  accordance  with  the procedures set forth in this Section 8 shall be eligible to  serve  as  Trustees and only such business shall be conducted at a meeting of shareholders as  shall have been brought before the meeting  in  accordance  with  the  procedures  set forth in this Section 8. Except as otherwise provided by  law,  the  Declaration of Trust or these ByLaws, the Chairman (or such other officer presiding  at  the meeting) shall have the power and duty to determine whether a nomination or  any business proposed to be brought before the meeting was  made,  or  proposed,  as the case may be, in accordance with the procedures set forth in this  Section  8 and, if any proposed nomination or business  is  not  in  compliance  with  this

Section 8, to declare that  such  defective  proposal  or  nomination  shall  be disregarded.



(2) For purposes of this Section 8, "public announcement" shall mean  disclosure in a press release reported by the Dow Jones News Service, Associated  Press  or

comparable national news service or in a document publicly filed  by  the  Trust with the Securities and  Exchange  Commission  (the  "Commission")  pursuant  to

Section 13, 14 or 15(d) of the Exchange Act.



(3) Notwithstanding the foregoing provisions of this Section  8,  a  shareholder shall also comply with all applicable requirements of the Exchange Act  and  the rules and regulations thereunder with respect to the matters set forth  in  this

Section 8. Nothing in this Section 8 shall be deemed to  affect  any  rights  of

(a) shareholders  to  request  inclusion  of  proposals  in  the  Trust's  proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b)  the  holders  of any class of preferred shares of beneficial interest  to  elect  Trustees  under specified circumstances.

                                    ARTICLE V



                                Trustees Meetings



SECTION 1. MEETINGS. The Trustees may in their discretion  provide  for  regular or stated meetings of the Trustees. Meetings of the Trustees other than  regular or stated meetings shall be held whenever called by the Chairman,  President  or by any other Trustee at the time being in office. Any or  all  of  the  Trustees may participate in a meeting by means  of  a  conference  telephone  or  similar communications equipment by means of which  all  persons  participating  in  the meeting can hear each other at the same time, and participation  by  such  means shall constitute presence in person at a meeting.



SECTION 2. NOTICES. Notice of regular or stated  meetings  need  not  be  given.

Notice of the time and place of  each  meeting  other  than  regular  or  stated

meeting shall be given by the Secretary or by the Trustee  calling  the  meeting and shall be mailed to each Trustee at least two days  before  the  meeting,  or shall be telegraphed, cabled, or wirelessed to  each  Trustee  at  his  business address or personally delivered to him at least  one  day  before  the  meeting.

Such notice may, however, be waived by all the Trustees.  Notice  of  a  meeting need not be given to any Trustee if a written waiver of notice, executed by  him before or after the meeting, is filed with the records of  the  meeting,  or  to any Trustee who attends the meeting without protesting prior thereto or  at  its commencement the lack of notice to him. A notice or waiver of  notice  need  not specify the purpose of any special meeting.



SECTION 3. CONSENTS. Any action  required  or  permitted  to  be  taken  at  any meeting of the Trustees may be taken by the Trustees  without  a  meeting  if  a written consent thereto is signed  by  all  the  Trustees  and  filed  with  the records of the Trustees' meetings. A Trustee may  deliver  his  consent  to  the

Trust by facsimile  machine  or  other  graphic  communication  equipment.  Such consent shall be treated as a vote at a meeting for all purposes.



SECTION 4. PLACE OF MEETINGS. The Trustees may hold  their  meetings  within  or without The Commonwealth of Massachusetts.



SECTION 5. QUORUM AND MANNER OF ACTING. A majority of  the  Trustees  in  office shall be present in person at any regular  stated  or  special  meeting  of  the

Trustees in order to constitute a quorum for  the  transaction  of  business  at such meeting and (except as otherwise required by the Declaration of  Trust,  by these By-Laws or by statute) the act of a majority of the  Trustees  present  at any such meeting, at which a  quorum  is  present,  shall  be  the  act  of  the

Trustees. In the event that action is to be taken with  respect  to  the  death,

declination, resignation, retirement, removal  or  incapacity  of  one  or  more

Trustees, a quorum for the transaction of such business and any  other  business conducted at such meeting and (except as otherwise required by  the  Declaration of Trust, by these By-Laws or by statute) shall be a majority of  the  remaining

Trustees then in office. In the absence of quorum, a majority  of  the  Trustees present may adjourn the meeting from time  to  time  until  a  quorum  shall  be present. Notice of any adjourned meeting need not be given.

                                   ARTICLE VI



                          Shares of Beneficial Interest



SECTION 1. CERTIFICATES FOR SHARES  OF  BENEFICIAL  INTEREST.  Certificates  for

shares of beneficial interest of any class of shares of the  Trust,  if  issued,

shall be in such form as shall be  approved  by  the  Trustees.  They  shall  be signed by, or in the name of, the Trust by the President and  by  the  Treasurer and may, but need not be, sealed with seal  of  the  Trust;  provided,  however,

that where such certificate is signed by a transfer agent or  a  transfer  clerk acting on behalf of the Trust or a registrar other than a  Trustee,  officer  or employee of the Trust, the signature of the President or Treasurer and the  seal may be facsimile. In case any officer or officers  who  shall  have  signed,  or whose facsimile signature or  signatures  shall  have  been  used  on  any  such certificate or certificates, shall cease to be such officer or officers  of  the

Trust  whether  because  of  death,  resignation  or  otherwise,   before   such

certificate or certificates  shall  have  been  delivered  by  the  Trust,  such certificate or certificates may nevertheless be adopted  by  the  Trust  and  be

issued  and  delivered  as  though  the  person  or  persons  who  signed   such

certificate or certificates or whose facsimile signatures shall have  been  used thereon had not ceased to be such officer or officers of the Trust.



SECTION 2. TRANSFER OF SHARES. Transfers of shares  of  beneficial  interest  of any shares of the Trust shall be made only on the books  of  the  Trust  by  the owner thereof or by his attorney thereunto authorized by  a  power  of  attorney duly executed and filed with the Secretary or a transfer agent,  and  only  upon the surrender of any certificate or certificates  for  such  shares.  The  Trust shall not impose any restrictions upon the transfer of the shares of the  Trust,

but this requirement shall not prevent the charging of customary transfer  agent fees.



SECTION 3. TRANSFER AGENT AND REGISTRAR; REGULATIONS. The Trust  shall,  if  and whenever the Trustees shall so determine, maintain one or more transfer  offices or agencies, each in the charge of a transfer agent designated by the  Trustees,

where the  shares  of  beneficial  interest  of  the  Trust  shall  be  directly transferable. The Trust shall, if and whenever the Trustees shall so  determine,

maintain one or more registry  offices,  each  in  the  charge  of  a  registrar designated by the Trustees, where  such  shares  shall  be  registered,  and  no certificate for shares of the Trust in respect of which a transfer agent  and/or registrar shall have been designated shall  be  valid  unless  countersigned  by such transfer agent and/or registered by such registrar. The principal  transfer agent may be located within or without the  Commonwealth  of  Massachusetts  and shall have charge of the stock transfer books, lists and  records,  which  shall be kept within or without Massachusetts in an office which shall  be  deemed  to be the stock transfer office of the Trust.  The  Trustees  may  also  make  such additional rules and regulations as it may deem expedient concerning the  issue,

transfer and registration of certificates for shares of the Trust.



SECTION 4. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE.  The  Trustees  may

fix in advance a time which shall be not more than seventy-five days before  the date of any meeting of  shareholders,  or  the  date  for  the  payment  of  any dividend or the making or any distribution to shareholders or the  last  day  on which the consent or dissent of shareholders may be  effectively  expressed  for any purpose, as the record date for  determining  the  shareholders  having  the right to notice of and to vote at such meeting, and any adjournment thereof,  or the right to receive such dividend or distribution or the  right  to  give  such consent or dissent, and in such case only shareholders of record on such  record date shall have such right, notwithstanding any transfer of shares on the  books of the Trust after the record  date.  The  Trustees  may,  without  fixing  such record date, close the transfer books for all or any part  of  such  period  for any of the foregoing purposes.

SECTION 5. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of  any  shares of the Trust shall immediately notify the Trust  of  any  loss,  destruction  or mutilation  of  the  certificate  therefor,  and  the  Trustees  may,  in  their discretion, cause a new certificate or certificates to  be  issued  to  him,  in case of mutilation of the certificate,  upon  the  surrender  of  the  mutilated certificate, or, in case  of  loss  or  destruction  of  the  certificate,  upon satisfactory proof of such  loss  or  destruction  and,  in  any  case,  if  the

Trustees shall so determine, upon the delivery of a bond in  such  form  and  in such sum and with such surety  or  sureties  as  the  Trustees  may  direct,  to indemnify the Trust against any claim that may be made against it on account  of the alleged loss or destruction of any such certificate.



SECTION 6. RECORD OWNER OF SHARES. The Trust shall  be  entitled  to  treat  the person in whose name any share of the Trust is registered on the  books  of  the

Trust as the owner thereof, and shall not be bound to  recognize  any  equitable or other claim to or interest in such share or shares on the part of  any  other person.



                                   ARTICLE VII



                                   Fiscal Year



SECTION 1. FISCAL YEAR. The fiscal year of the Trust shall end on such  date  as the Trustees may, from time to time, determine.



                                  ARTICLE VIII



                                      Seal



SECTION 1. SEAL. The Trustees may adopt a seal of the Trust which  shall  be  in such form and shall have such inscription thereon as the Trustees may from  time to time prescribe.



                                   ARTICLE IX



                               Inspection of Books



SECTION 1. INSPECTION OF BOOKS. The Trustees shall from time to  time  determine whether and to what extent, and  at  what  times  and  places,  and  under  what conditions and regulations the accounts and books of the Trust or  any  of  them shall be open to the inspection of the shareholders; and  no  shareholder  shall have any right to inspect any account or book or document of  the  Trust  except as conferred by law or authorized by  the  Trustees  or  by  resolution  of  the shareholders.

                                    ARTICLE X



                     Principal Custodian and Sub-custodians



SECTION 1. PRINCIPAL CUSTODIAN. The following  provisions  shall  apply  to  the employment of the principal Custodian pursuant to the Declaration of Trust:



(A) The Trust may employ the principal Custodian:



(1) To hold securities owned by the Trust and  deliver  the  same  upon  written order or oral order, if confirmed in writing, or by  such  electromechanical  or electronic devices as are agreed to by the Trust and such Custodian;



(2) To receive and receipt for any moneys due to the Trust and deposit the  same in its own banking department or, as the  Trustees  may  direct,  in  any  bank,

trust company or banking institution approved by such Custodian,  provided  that all such deposits  shall  be  subject  only  to  the  draft  or  order  of  such

Custodian; and



(3) To disburse such funds upon orders or vouchers.



(B) The Trust may also employ such Custodian as its agent:



(1) To keep the books and  accounts  of  the  Trust  and  furnish  clerical  and accounting services; and



(2) To compute the net asset value per share  in  the  manner  approved  by  the

Trust.



(C) All of the  foregoing  services  shall  be  performed  upon  such  basis  of compensation as  may  be  agreed  upon  between  the  Trust  and  the  principal

Custodian. If so  directed  by  vote  of  the  holders  of  a  majority  of  the outstanding shares of Trust, the principal Custodian shall deliver and pay  over all property of the Trust held by it as specified in such vote.



(D) In case of the resignation, removal  or  inability  to  serve  of  any  such

Custodian, the Trustees shall promptly appoint another  bank  or  trust  company meeting the requirements of the Declaration  of  Trust  as  successor  principal

Custodian. The agreement with the principal Custodian  shall  provide  that  the retiring principal Custodian shall, upon receipt of notice of such  appointment,

deliver the funds and property of the Trust in its possession  to  and  only  to

such  successor,  and  that  pending  appointment  of  a   successor   principal

Custodian, or a vote  of  the  shareholders  to  function  without  a  principal

Custodian, the principal Custodian shall not deliver funds and property  of  the

Trust to the Trustees, but may deliver them to a bank  or  trust  company  doing business in Boston, Massachusetts, of its own  selection,  having  an  aggregate capital, surplus and undivided profits, as shown by its last  published  report,

of not less than $2,000,000, as the property of the Trust to be held under terms similar to those on which they were held by the retiring principal Custodian.



SECTION 2. SUB-CUSTODIAN. The Trust may also authorize the  principal  Custodian to employ one or more sub-custodians from time to time to perform  such  of  the acts and services of the Custodian and upon such terms and conditions as may  be agreed upon between the Custodian and sub-custodian.



SECTION 3. SECURITIES DEPOSITORIES, ETC. Subject to such rules, regulations  and orders as the Commission may adopt,  the  Trust  may  authorize  or  direct  the principal Custodian or any sub-custodian to deposit  all  or  any  part  of  the securities in or with one or more depositories or clearing agencies  or  systems for the central handling of securities or other book-entry systems  approved  by the Trust, or in or with such other persons or systems as may  be  permitted  by the Commission, or otherwise in accordance with the Act, pursuant to  which  all securities of any particular class or series of any issuer deposited within  the system are treated as fungible and may be transferred or pledged by  bookkeeping entry without physical delivery of  such  securities,  provided  that  all  such deposits shall be subject to withdrawal only upon the order of the Trust or  the principal Custodian or the sub-custodian.  The  Trust  may  also  authorize  the deposit in or with one or more eligible foreign custodians (or in  or  with  one or more foreign depositories, clearing  agencies  or  systems  for  the  central handling  of  securities)  of  all  or  part  of  the  Trust's  foreign  assets,

securities, cash and cash equivalents in amounts reasonably necessary to  effect the Trust's foreign investment transactions,  in  accordance  with  such  rules,

regulations and orders as the Commission may adopt.



                                   ARTICLE XI



                   Limitation of Liability and Indemnification



SECTION 1. LIMITATION OF LIABILITY.  Provided  they  have  exercised  reasonable care and have acted under the reasonable belief that their actions  are  in  the best interest of the Trust, the Trustees shall not be responsible for or  liable in any event for neglect or wrongdoing of them or any officer,  agent,  employee or investment adviser of the Trust, but nothing contained in the Declaration  of

Trust or herein shall protect any Trustee against  any  liability  to  which  he would otherwise be subject by reason of wilful  misfeasance,  bad  faith,  gross negligence or reckless disregard of the duties involved in the  conduct  of  his office.



SECTION 2. INDEMNIFICATION OF TRUSTEES AND OFFICERS. The Trust  shall  indemnify each person who was or is a party or is threatened to be made  a  party  to  any threatened, pending or completed action,  suit  or  proceeding,  whether  civil,

criminal, administrative or investigative, by reason of the fact that he  is  or has been a Trustee, officer, employee or agent of the Trust, or is or  has  been serving at the request of the Trust as a Trustee,  director,  officer,  employee or agent of another corporation, partnership,  joint  venture,  trust  or  other enterprise, against expenses (including attorneys' fees), judgments,  fines  and

amounts  paid  in  settlement  actually  and  reasonably  incurred  by  him   in

connection with such action, suit or proceeding, provided that:



(a) such person acted in good faith and in a manner he  reasonably  believed  to be in or not opposed to the best interests of the Trust,



(b) with respect to any criminal action or  proceeding,  he  had  no  reasonable cause to believe his conduct was unlawful,

(c) unless ordered by a court, indemnification shall be made only as  authorized in the specific case upon a determination that indemnification of  the  Trustee,

officer, employee or agent is proper in the circumstances  because  he  has  met the applicable standard of conduct set forth in subparagraphs (a) and (b)  above and (e) below, such determination to be made based  upon  a  review  of  readily available facts (as opposed to a full trial-type  inquiry)  by  (i)  vote  of  a majority of the Disinterested Trustees acting on the  matter  (provided  that  a majority of the Disinterested Trustees then in office  act  on  the  matter)  or

(ii) by independent legal counsel in a written opinion,



(d) in the case of an action or suit by or in the right of the Trust to  procure a judgment in its favor, no indemnification shall be  made  in  respect  of  any claim, issue or matter as to which such person shall have been  adjudged  to  be liable for negligence or misconduct in the performance of his duty to the  Trust unless and only to the extent that the court in which such  action  or  suit  is brought, or a court of  equity  in  the  county  in  which  the  Trust  has  its

principal  office,  shall  determine  upon   application   that,   despite   the

adjudication of liability but in view of all the circumstances of the  case,  he is fairly and reasonably entitled to indemnify  for  such  expenses  which  such court shall deem proper, and



(e) no indemnification or other  protection  shall  be  made  or  given  to  any

Trustee or officer of the Trust against any liability to the  Trust  or  to  its security holders to which he would otherwise be subject  by  reason  of  willful misfeasance, bad faith, gross negligence or reckless  disregard  of  the  duties involved in the conduct of his office.



Expenses (including  attorneys'  fees)  incurred  with  respect  to  any  claim,

action,  suit  or  proceeding  of  the  character  described  in  the  preceding paragraph shall be paid by  the  Trust  in  advance  of  the  final  disposition thereof upon receipt of an undertaking by or on behalf of such person  to  repay such amount unless it shall ultimately be determined that he is entitled  to  be indemnified by the Trust as authorized by this Article, provided that either:



(1) such undertaking is secured by a  surety  bond  or  some  other  appropriate security provided by the recipient,  or  the  Trust  shall  be  insured  against losses arising out of any such advances; or



(2) a majority of the Disinterested Trustees  acting  on  the  matter  (provided that a majority  of  the  Disinterested  Trustees  act  on  the  matter)  or  an independent legal counsel in a written opinion shall  determine,  based  upon  a review of readily available facts (as opposed to  a  full  trial-type  inquiry),

that there is reason to believe that the  recipient  ultimately  will  be  found entitled to indemnification.



As used in this Section 2, a "Disinterested Trustee" is one who is  not  (i)  an

"Interested Person," as defined in the Act, of the Trust (including  anyone  who has been exempted from being an "Interested Person" by any rule, regulation,  or order of the Commission), or  (ii)  involved  in  the  claim,  action,  suit  or proceeding.

The  termination  of  any  action,  suit  or  proceeding  by  judgment,   order,

settlement, conviction, or upon a plea of nolo  contendere  or  its  equivalent,

shall not, of itself, create a presumption that the person did not act  in  good faith and in a manner which he reasonably believed to be in or  not  opposed  to the best interests of the Trust, or with  respect  to  any  criminal  action  or proceeding, had reasonable cause to believe that his conduct was unlawful.



SECTION 3. INDEMNIFICATION OF SHAREHOLDERS. In case any  shareholder  or  former shareholder shall be held to be personally liable solely by reason of his  being or having been a shareholder and not because of his acts  or  omissions  or  for some other  reason,  the  shareholder  or  former  shareholder  (or  his  heirs,

executors, administrators or other legal representatives, or in the  case  of  a corporation or other entity, its corporate or other general successor) shall  be entitled out of the Trust estate  to  be  held  harmless  from  and  indemnified against all loss and expense arising from such liability. The Trust shall,  upon request by the shareholder, assume the defense of any  claim  made  against  any shareholder for any act or obligation of the  Trust  and  satisfy  any  judgment thereon. A holder of shares of a series shall  be  entitled  to  indemnification hereunder only out of assets allocated to that series.



                                   ARTICLE XII



                             Report to Shareholders



SECTION 1. REPORTS TO SHAREHOLDERS. The Trustees shall  at  least  semi-annually transmit by written, electronic, computerized or other alternative means to  the shareholders a written  financial  report  of  the  transactions  of  the  Trust including financial statements which shall at least  annually  be  certified  by independent public accountants.



                                  ARTICLE XIII



                                   Amendments



SECTION 1. AMENDMENTS. These By-Laws may  be  amended  at  any  meeting  of  the

Trustees by a vote of a majority of  the  Trustees  then  in  office;  provided,

however, that any provision of Article XI may be amended only  by  a  two-thirds vote.



Dated: April 4, 2007